UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

VERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	54-1387657
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 South Hayes Street, Suite 1100
Arlington, Virginia	22202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock,	New York Stock Exchange
$0.0001 par value

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[  ]

Securities Act registration statement file number to which this form relates: 333-83792

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     A description of the common stock of Veridian Corporation to be registered hereunder is set forth under the captions “Prospectus Summary,” “Dividend Policy,” “Description of Capital Stock,” and “Shares Eligible for Future Sale” in the prospectus included in the Veridian Corporation’s Registration Statement on Form S-1 (No. 333-83792), as originally filed with the Securities and Exchange Commission on March 6, 2002 under the Securities Act of 1933, as amended on April 17, 2002 and May 16, 2002 and as may be subsequently amended prior to effectiveness, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

ITEM 2. EXHIBITS.

     The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description of Exhibit

1	Veridian Corporation’s Registration Statement on Form S-1, as amended (No. 333-83792) (the “Registration Statement”) – incorporated herein by reference.

2	Second Amended and Restated Certificate of Incorporation of Veridian Corporation, as filed as Exhibit 3.1 to the prospectus included in the Registration Statement on Form S-1.

3	Restated Bylaws of Veridian Corporation, as filed as Exhibit 3.2 to the prospectus included in the Registration Statement on Form S-1.

4	Specimen of Common Stock Certificate, as filed as Exhibit 4.1 to the prospectus included in the Registration Statement on Form S-1.

Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VERIDIAN CORPORATION

By:	/s/ JERALD S. HOWE, JR. Jerald S. Howe, Jr.
Senior Vice President, General Counsel and Secretary

Date: May 28, 2002

Index to Exhibits

Exhibit Number	Description of Exhibit

1	Veridian Corporation’s Registration Statement on Form S-1, as amended (No. 333-83792) (the “Registration Statement”) – incorporated herein by reference.

2	Second Amended and Restated Certificate of Incorporation of Veridian Corporation, as filed as Exhibit 3.1 to the prospectus included in the Registration Statement on Form S-1.

3	Restated Bylaws of Veridian Corporation, as filed as Exhibit 3.2 to the prospectus included in the Registration Statement on Form S-1.

4	Specimen of Common Stock Certificate, as filed as Exhibit 4.1 to the prospectus included in the Registration Statement on Form S-1.